Exhibit 99.1

Great Western Bancorp, Inc. Announces Fiscal Year 2018 Fourth Quarter Financial Results; Strong Net Income Growth and Tangible Book Value Per Share1 in Fiscal Year 2018
Highlights for the Fourth Quarter of Fiscal Year 2018 (all quarterly comparisons in this document refer to the third quarter of fiscal year 2018, except as noted)

•	Net income was $42.3 million, or $0.72 per diluted share, compared to $45.9 million, or $0.78 per diluted share

•	Net interest margin and adjusted net interest margin[1,2] were 3.79% and 3.77%, decreases of 18 and 17 basis points, respectively

•	The efficiency ratio[1] was 48.1% for the quarter

•	Noninterest expenses were well controlled during the quarter

•	Total loans and total deposits grew $36.1 million, or 0.4%, and $148.2 million, or 1.5%, respectively
Highlights for Fiscal Year 2018 (all fiscal year comparisons refer to fiscal year 2017, except as noted)

•
Net income was $157.9 million, or $2.67 per diluted share, compared to $144.8 million, or $2.45 per diluted share, while adjusted net income[1] was $171.5 million, or $2.90 per diluted share, compared to $145.2 million, or $2.46 per diluted share

•	Net interest margin and adjusted net interest margin[1,2] were 3.89% and 3.84%, a decrease of 1 basis points and an increase of 8 basis points, respectively

•	The efficiency ratio[1] was 47.1% for the fiscal year

•	Book value per share was $31.24, an increase of $1.41 per share, or 4.7%, and tangible book value per share[1] was $18.57, an increase of $1.46 per share, or 8.5%

•	Total loans increased $447.4 million, or 5.0%, to $9.42 billion, while total deposits grew $755.9 million, or 8.4%, to $9.73 billion

•	Total credit related charges were down compared to the prior year
Sioux Falls, SD - October 25, 2018 - Great Western Bancorp, Inc. (NYSE: GWB) today reported net income of $42.3 million, or $0.72 per diluted share, for the fourth quarter of fiscal year 2018, compared to net income of $45.9 million, or $0.78 per diluted share. Net income for fiscal year 2018 was $157.9 million, or $2.67 per diluted share, compared to $144.8 million, or $2.45 per diluted share. Adjusted net income1 for fiscal year 2018, which excludes a nonrecurring charge to provision for income taxes, was $171.5 million, or $2.90 per diluted share, compared to $145.2 million, or $2.46 per diluted share.
"Even though the fourth quarter did have softer loan growth and some nonrecurring items impacting net interest margin, I am pleased with our results for fiscal year 2018," said Ken Karels, Chief Executive Officer and Chairperson of the Board. "We were able to deliver significant year-over-year growth including a 9.1% increase in net income, a 9.0% increase in diluted earnings per share and an 8.5% increase in tangible book value while maintaining a strong efficiency ratio."
Net Interest Income and Net Interest Margin2
Net interest income was $103.7 million for the quarter, a decrease of $2.7 million, or 2.6%. Higher loan interest income, driven by 0.8% growth in average loans outstanding and partially offset by a 7 basis point decrease in the yield on loans, was offset by higher interest expense associated with a 12 basis point increase in the cost of deposits.
Net interest margin was 3.79% and 3.97%, respectively, for the quarters ended September 30, 2018 and June 30, 2018. Adjusted net interest margin1, which adjusts for the realized gain (loss) on interest rate swaps, was 3.77% and 3.94%, respectively, for the same periods. During the current quarter, net interest margin and adjusted net interest margin1 were impacted by a reduction in interest on acquired loans of $2.0 million and a charge off of interest of $1.0 million. Excluding these two items, net interest margin and adjusted net interest margin1 were 3.90% and 3.88%, respectively, or decreases of 7 and 6 basis points, respectively, from the prior quarter. The lower margins were primarily driven by the yield on loans, which excluding the two items above, increased 5 basis points to 5.15%, which was more than offset by the cost of deposits, which increased 12 basis points to 0.82%.
Total loans outstanding were $9.42 billion as of September 30, 2018, increases of $36.1 million, or 0.4%, for the quarter and $447.4 million, or 5.0%, for the fiscal year. The majority of the growth for the fiscal year occurred in the commercial real estate ("CRE") category of the portfolio, which grew by $504.5 million, mainly across the construction and development, non-owner and owner occupied segments, partially offset by a reduction of $95.3 million in the residential real estate category of the portfolio.

1 This is a non-GAAP measure management believes is helpful to understanding trends in the business that may not be fully apparent based only on the most comparable GAAP measure. Further information on this measure and a reconciliation to the most comparable GAAP measure is provided at the end of this release.
2 All references to net interest income and net interest margin are presented on a fully-tax equivalent basis unless otherwise noted.

Exhibit 99.1

Total deposits grew to $9.73 billion as of September 30, 2018, increases of $148.2 million, or 1.5%, for the quarter and $755.9 million, or 8.4%, for the fiscal year. Noninterest-bearing deposits were $1.84 billion, a 0.7% decrease for the fiscal year and interest-bearing deposits were $7.89 billion, a 10.8% increase for the fiscal year. FHLB and other borrowings decreased by $368.2 million, or 57.2%, for the fiscal year as a result of deposit funding being more cost effective.
Provision for Loan and Lease Losses and Asset Quality
Provision for loan and lease losses was $5.0 million for the quarter, an increase of $1.5 million. Net charge-offs for the quarter were $5.2 million, or 0.22% of average total loans on an annualized basis, with the majority of net charge-offs concentrated in the agriculture and CRE segments of the loan portfolio. The ratio of allowance for loan and lease losses ("ALLL") to total loans remained stable at 0.69% as of September 30, 2018.
Included within total loans are approximately $865.4 million of loans for which management has elected the fair value option. These loans are excluded from the ALLL process, but management has estimated that approximately $7.4 million of the fair value adjustment for these loans relates to credit risk, or 0.08% of total loans. Finally, total purchase discount remaining on all acquired loans equates to 0.19% of total loans.
At September 30, 2018, loans graded "Watch" increased $67.3 million, or 24.4%, for the quarter while loans graded "Substandard" decreased $15.4 million, or 5.7%, for the quarter. The increase in "Watch" graded loans was primarily driven by a small number of agriculture relationships. The decrease in "Substandard" graded loans was primarily driven the transfer of one large CRE relationship to other repossessed property during the quarter. Nonaccrual loans were $143.2 million as of September 30, 2018, representing an increase of $15.9 million for the quarter. Total other repossessed property balances were $23.1 million as of September 30, 2018, an increase of $12.9 million, or 125.8%, due to the addition of one large property during the quarter.
Total credit-related charges increased compared to the previous comparable quarter and decreased compared to fiscal year 2017. A summary of total credit-related charges incurred during the current and prior comparable quarter and current and prior twelve-month period is presented below:

GREAT WESTERN BANCORP, INC.
Summary of Credit-Related Charges (Unaudited)

		For the twelve months ended:		For the three months ended:
Item	Included within F/S Line Item(s):	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
		(dollars in thousands)
Provision for loan and lease losses	Provision for loan and lease losses	$17,986	$21,539	$5,015	$4,685
Net other repossessed property charges	Net loss on repossessed property and other related expenses	4,369	1,749	2,850	541
Reversal of interest income on nonaccrual loans	Interest income on loans	1,901	930	774	697
Loan fair value adjustment related to credit	Net increase (decrease) in fair value of loans at fair value	194	936	(3)	940
Total		$24,450	$25,154	$8,636	$6,863
Noninterest Income
Noninterest income was $19.3 million, an increase of $0.3 million, or 1.7%, for the quarter. Included within noninterest income is the net effect of the change in fair value loans for which the Company has elected the fair value option and the net gain (loss), realized and unrealized, of the related derivatives which generated a $(0.3) million unfavorable change over the prior quarter. Service charges and other fees increased by $0.5 million primarily due to an increase in net overdraft and non-sufficient funds income.
Noninterest Expense
Total noninterest expense was $59.6 million, an increase of $1.7 million, or 2.9%, for the quarter. This increase was mainly driven by a $2.5 million increase in net loss on repossessed property, partially offset by a $1.4 million decrease in salaries and employee benefits. Net loss on repossessed property was higher during the quarter due to expenses related to the settlement of a single other repossessed property. Salaries and employee benefits decreased due to the prior quarter having more health insurance claims.
The efficiency ratio1 was 48.1% for the quarter, an increase from 45.8%, due to higher expenses incurred during the quarter related to other repossessed property, a large reversal of interest income on nonaccrual loans and an increase in the cost of deposits.
Provision for Income Taxes
The provision for income taxes for the quarter ended September 30, 2018 was $14.4 million, reflecting an effective tax rate of 25.4%, compared to an effective tax rate of 26.3% for the prior quarter.

Exhibit 99.1

Capital
Tier 1 and total capital ratios were 12.0% and 13.0%, respectively, as of September 30, 2018, compared to 11.8% and 12.8%, respectively, as of June 30, 2018. The common equity tier 1 capital ratio and tier 1 leverage ratio were 11.3% and 10.7% as of September 30, 2018 compared to 11.0% and 10.6%, respectively, as of June 30, 2018. All regulatory capital ratios remain above regulatory minimums to be considered "well capitalized."
On October 25, 2018, the Company’s Board of Directors declared a dividend of $0.25 per common share payable on November 21, 2018 to stockholders of record as of close of business on November 9, 2018. The aggregate dividend payment will be approximately $14.7 million.
Business Outlook
"We are glad to report another strong year of financial results to our stockholders, especially the growth in diluted earnings per share and tangible book value accretion," added Karels. "While we have seen some pressure on our funding costs, we feel that this is manageable as we move into our fiscal 2019. We are positive about the talent we have recruited and the new locations opening in fiscal 2019. Also I would like to thank our employees for their contribution to a strong 2018."
Conference Call
Great Western Bancorp, Inc. will host a conference call to discuss its financial results for the fourth quarter of fiscal year 2018 on Thursday, October 25, 2018 at 7:30 AM (CT). The call can be accessed by dialing (855) 238-8837 approximately 10 minutes prior to the start time. Please ask to be joined into the Great Western Bancorp, Inc. (GWB) call. International callers should dial (412) 542-4114. The call will also be broadcast live over the Internet and can be accessed in the Investor Relations section of Great Western’s website at www.greatwesternbank.com. A replay will be available beginning one hour following the conference call and ending on November 8, 2018. To access the replay, dial (877) 344-7529 (U.S.) and use conference ID 10124515. International callers should dial (412) 317-0088 and enter the same conference ID number.
Annual Stockholder Meeting
The Company's Board of Directors has set the Great Western Bancorp, Inc. Annual Stockholder Meeting for Thursday, February 21, 2019. The meeting will commence at 9:00 a.m. Mountain Standard Time, at the Hyatt Regency Scottsdale Resort & Spa at Gainey Ranch, 7500 East Doubletree Ranch Road, Scottsdale, Arizona. The record date for determination of stockholders entitled to notice of, and to vote at, the Annual Stockholder Meeting is December 28, 2018.
About Great Western Bancorp, Inc.
Great Western Bancorp, Inc. is the holding company for Great Western Bank, a full-service regional bank focused on relationship-based business and agribusiness banking. Great Western Bank offers small and mid-sized businesses a focused suite of financial products and a range of deposit and loan products to retail customers through several channels, including the branch network, online banking system, mobile banking applications and customer care centers. The bank services its customers through more than 170 branches in nine states: Arizona, Colorado, Iowa, Kansas, Minnesota, Missouri, Nebraska, North Dakota and South Dakota. To learn more about Great Western Bank visit www.greatwesternbank.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements about Great Western Bancorp, Inc.’s expectations, beliefs, plans, strategies, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “views,” “intends” and similar words or phrases. In particular, the statements included in this press release concerning Great Western Bancorp, Inc.’s expected performance and strategy, the outlook for its agricultural lending segment and the interest rate environment are not historical facts and are forward-looking. Accordingly, the forward-looking statements in this press release are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed. All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements. Any forward-looking statements are qualified in their entirety by reference to the factors discussed in the sections titled “Item 1A. Risk Factors” and "Cautionary Note Regarding Forward-Looking Statements" in Great Western Bancorp, Inc.’s Annual Report on Form 10-K for the fiscal year ended September 30, 2017, and in the Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2018. Further, any forward-looking statement speaks only as of the date on which it is made, and Great Western Bancorp, Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Consolidated Financial Data (Unaudited)

	At or for the twelve months ended:		At or for the three months ended:
	September 30, 2018	September 30, 2017	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
	(dollars in thousands, except share and per share amounts)
Operating Data:
Interest income (FTE)	$488,434	$443,114	$126,921	$126,146	$118,849	$116,519	$115,185
Interest expense	74,000	45,320	23,244	19,745	16,680	14,332	13,391
Noninterest income	73,609	63,214	19,255	18,939	18,742	16,674	14,740
Noninterest expense	231,425	216,643	59,550	57,863	59,144	54,868	55,332
Provision for loan and lease losses	17,986	21,539	5,015	3,515	4,900	4,557	4,685
Net income	157,916	144,786	42,281	45,874	40,532	29,230	37,662
Adjusted net income ¹	$171,502	$145,226	$42,281	$45,874	$40,532	$42,816	$37,662
Common shares outstanding	58,917,147	58,834,066	58,917,147	58,911,563	58,896,189	58,896,189	58,834,066
Weighted average diluted common shares outstanding	59,131,650	59,029,382	59,122,699	59,170,058	59,146,117	59,087,729	58,914,144
Earnings per common share - diluted	$2.67	$2.45	$0.72	$0.78	$0.69	$0.49	$0.64
Adjusted earnings per common share - diluted ¹	$2.90	$2.46	$0.72	$0.78	$0.69	$0.72	$0.64
Performance Ratios:
Net interest margin (FTE) ¹ ²	3.89%	3.90%	3.79%	3.97%	3.92%	3.89%	3.93%
Adjusted net interest margin (FTE) ¹ ²	3.84%	3.76%	3.77%	3.94%	3.86%	3.80%	3.82%
Return on average total assets ²	1.34%	1.27%	1.40%	1.55%	1.40%	1.00%	1.30%
Return on average common equity ²	8.8%	8.5%	9.2%	10.2%	9.3%	6.6%	8.6%
Return on average tangible common equity ¹ ²	15.3%	15.4%	15.7%	17.7%	16.2%	11.6%	15.2%
Efficiency ratio ¹	47.1%	46.5%	48.1%	45.8%	48.6%	45.8%	47.1%
Capital:
Tier 1 capital ratio	12.0%	11.4%	12.0%	11.8%	11.5%	11.3%	11.4%
Total capital ratio	13.0%	12.5%	13.0%	12.8%	12.5%	12.3%	12.5%
Tier 1 leverage ratio	10.7%	10.3%	10.7%	10.6%	10.4%	10.3%	10.3%
Common equity tier 1 ratio	11.3%	10.7%	11.3%	11.0%	10.7%	10.5%	10.7%
Tangible common equity / tangible assets ¹	9.6%	9.2%	9.6%	9.5%	9.3%	9.2%	9.2%
Book value per share - GAAP	$31.24	$29.83	$31.24	$30.84	$30.37	$30.02	$29.83
Tangible book value per share ¹	$18.57	$17.11	$18.57	$18.16	$17.68	$17.32	$17.11
Asset Quality:
Nonaccrual loans	$143,206	$138,312	$143,206	$127,315	$131,274	$147,325	$138,312
Other repossessed property	$23,074	$8,985	$23,074	$10,221	$16,726	$10,486	$8,985
Nonaccrual loans / total loans	1.52%	1.54%	1.52%	1.36%	1.41%	1.61%	1.54%
Net charge-offs (recoveries)	$16,949	$22,678	$5,163	$3,966	$3,784	$4,037	$5,394
Net charge-offs (recoveries) / average total loans ²	0.18%	0.26%	0.22%	0.17%	0.17%	0.18%	0.24%
Allowance for loan and lease losses / total loans	0.69%	0.71%	0.69%	0.69%	0.70%	0.70%	0.71%
Watch-rated loans	$343,288	$311,611	$343,288	$276,001	$294,873	$287,468	$311,611
[1] This is a non-GAAP financial measure management believes is helpful to interpreting our financial results. See the tables at the end of this document for the calculation of the measure and reconciliation to the most comparable GAAP measure.

[2] Annualized for all partial-year periods.

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Consolidated Income Statement (Unaudited)

	At or for the twelve months ended:		At or for the three months ended:
	September 30, 2018	September 30, 2017	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
	(dollars in thousands)
Interest income
Loans	$451,290	$407,282	$117,095	$116,522	$109,993	$107,680	$106,277
Investment securities	29,171	26,311	7,645	7,471	7,013	7,043	6,592
Federal funds sold and other	1,376	922	494	424	227	231	194
Total interest income	481,837	434,515	125,234	124,417	117,233	114,954	113,063
Interest expense
Deposits	60,112	35,035	19,996	16,460	12,658	10,998	10,439
FHLB advances and other borrowings	8,848	5,821	1,907	1,963	2,815	2,164	1,787
Subordinated debentures and subordinated notes payable	5,040	4,464	1,341	1,322	1,207	1,170	1,165
Total interest expense	74,000	45,320	23,244	19,745	16,680	14,332	13,391
Net interest income	407,837	389,195	101,990	104,672	100,553	100,622	99,672
Provision for loan and lease losses	17,986	21,539	5,015	3,515	4,900	4,557	4,685
Net interest income after provision for loan and lease losses	389,851	367,656	96,975	101,157	95,653	96,065	94,987
Noninterest income
Service charges and other fees	51,077	55,725	13,198	12,655	12,047	13,178	13,742
Wealth management fees	9,219	9,118	2,458	2,242	2,335	2,185	2,002
Mortgage banking income, net	5,842	7,928	1,664	1,352	1,166	1,660	1,798
Net gain (loss) on sale of securities	6	75	—	15	(8)	(1)	32
Net (decrease) increase in fair value of loans at fair value	(37,955)	(65,231)	(7,083)	(7,370)	(14,838)	(8,665)	(2,073)
Net realized and unrealized gain (loss) on derivatives	37,144	49,900	7,543	8,093	14,282	7,227	(1,581)
Other	8,276	5,699	1,475	1,952	3,758	1,090	820
Total noninterest income	73,609	63,214	19,255	18,939	18,742	16,674	14,740
Noninterest expense
Salaries and employee benefits	135,352	128,135	33,691	35,122	33,672	32,868	31,263
Data processing and communication	29,805	28,288	6,554	7,177	9,190	6,884	7,324
Occupancy and equipment	20,330	19,817	5,219	4,974	5,290	4,848	5,006
Professional fees	17,891	15,038	5,326	4,297	4,027	4,240	4,503
Advertising	4,507	3,983	1,066	1,260	1,121	1,059	954
Net loss on repossessed property and other related expenses	4,369	1,749	2,850	305	1,000	214	541
Amortization of core deposits and other intangibles	1,662	2,358	394	416	426	426	430
Acquisition expenses	—	710	—	—	—	—	—
Other	17,509	16,565	4,450	4,312	4,418	4,329	5,311
Total noninterest expense	231,425	216,643	59,550	57,863	59,144	54,868	55,332
Income before income taxes	232,035	214,227	56,680	62,233	55,251	57,871	54,395
Provision for income taxes	74,119	69,441	14,399	16,359	14,719	28,641	16,733
Net income	$157,916	$144,786	$42,281	$45,874	$40,532	$29,230	$37,662

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Summarized Consolidated Balance Sheet (Unaudited)

	As of
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
	(dollars in thousands)
Assets
Cash and cash equivalents	$298,696	$294,614	$371,749	$297,596	$360,396
Investment securities	1,385,650	1,372,711	1,307,598	1,366,641	1,367,960
Total loans	9,415,924	9,379,819	9,338,306	9,165,373	8,968,553
Allowance for loan and lease losses	(64,540)	(64,688)	(65,139)	(64,023)	(63,503)
Loans, net	9,351,384	9,315,131	9,273,167	9,101,350	8,905,050
Goodwill	739,023	739,023	739,023	739,023	739,023
Other assets	342,055	287,569	300,780	301,971	317,582
Total assets	$12,116,808	$12,009,048	$11,992,317	$11,806,581	$11,690,011
Liabilities and stockholders' equity
Noninterest-bearing deposits	$1,842,704	$1,793,293	$1,854,734	$1,932,080	$1,856,126
Interest-bearing deposits	7,890,795	7,792,025	7,532,233	7,092,105	7,121,487
Total deposits	9,733,499	9,585,318	9,386,967	9,024,185	8,977,613
Securities sold under agreements to repurchase	90,907	105,478	103,291	116,884	132,636
FHLB advances and other borrowings	275,000	335,000	551,003	721,009	643,214
Other liabilities	176,851	166,511	162,358	176,630	181,548
Total liabilities	10,276,257	10,192,307	10,203,619	10,038,708	9,935,011
Stockholders' equity	1,840,551	1,816,741	1,788,698	1,767,873	1,755,000
Total liabilities and stockholders' equity	$12,116,808	$12,009,048	$11,992,317	$11,806,581	$11,690,011

GREAT WESTERN BANCORP, INC.
Loan Portfolio Summary (Unaudited)

	As of					Fiscal year-to-date:
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	Change ($)	Change (%)
	(dollars in thousands)
Construction and development	$637,693	$733,612	$721,340	$622,985	$538,736	$98,957	18.4%
Owner-occupied CRE	1,334,480	1,360,969	1,341,034	1,317,585	1,219,523	114,957	9.4%
Non-owner-occupied CRE	2,347,237	2,123,002	2,077,424	2,035,987	2,025,326	321,911	15.9%
Multifamily residential real estate	309,920	311,863	327,980	319,139	341,220	(31,300)	(9.2)%
Commercial real estate	4,629,330	4,529,446	4,467,778	4,295,696	4,124,805	504,525	12.2%
Agriculture	2,182,688	2,176,318	2,177,020	2,177,383	2,122,138	60,550	2.9%
Commercial non-real estate	1,699,987	1,750,827	1,767,587	1,695,731	1,718,914	(18,927)	(1.1)%
Residential real estate	837,569	857,848	866,982	924,439	932,892	(95,323)	(10.2)%
Consumer	49,689	51,417	55,190	62,872	66,559	(16,870)	(25.3)%
Other ¹	46,487	44,187	41,816	45,805	43,207	3,280	7.6%
Total unpaid principal balance	9,445,750	9,410,043	9,376,373	9,201,926	9,008,515	437,235	4.9%
Less: Unamortized discount on acquired loans and unearned net deferred fees and costs and loans in process	(29,826)	(30,224)	(38,067)	(36,553)	(39,962)	10,136	(25.4)%
Total loans	$9,415,924	$9,379,819	$9,338,306	$9,165,373	$8,968,553	$447,371	5.0%
[1] Other loans primarily include consumer and commercial credit cards, customer deposit account overdrafts, and lease receivables.

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Net Interest Margin (FTE) (Unaudited)

	Three Months Ended
	September 30, 2018			June 30, 2018			September 30, 2017
	Average Balance	Interest (FTE)	Yield / Cost ¹	Average Balance	Interest (FTE)	Yield / Cost ¹	Average Balance	Interest (FTE)	Yield / Cost ¹
	(dollars in thousands)
Assets
Interest-bearing bank deposits	$84,659	$494	2.32%	$90,868	$424	1.87%	$55,834	$194	1.38%
Investment securities	1,399,389	7,645	2.17%	1,357,808	7,471	2.21%	1,403,240	6,592	1.86%
Non ASC 310-30 loans, net ²	9,299,318	116,971	4.99%	9,220,931	114,489	4.98%	8,728,514	105,120	4.78%
ASC 310-30 loans, net	73,802	1,811	9.74%	78,471	3,762	19.23%	95,813	3,279	13.58%
Loans, net	9,373,120	118,782	5.03%	9,299,402	118,251	5.10%	8,824,327	108,399	4.87%
Total interest-earning assets	10,857,168	126,921	4.64%	10,748,078	126,146	4.71%	10,283,401	115,185	4.44%
Noninterest-earning assets	1,158,351			1,152,724			1,166,931
Total assets	$12,015,519	$126,921	4.19%	$11,900,802	$126,146	4.25%	$11,450,332	$115,185	3.99%
Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$1,813,547			$1,793,784			$1,793,321
Interest-bearing deposits	6,042,096	$13,606	0.89%	6,101,679	$11,705	0.77%	5,817,665	$7,909	0.54%
Time deposits	1,774,277	6,390	1.43%	1,578,253	4,755	1.21%	1,280,226	2,530	0.78%
Total deposits	9,629,920	19,996	0.82%	9,473,716	16,460	0.70%	8,891,212	10,439	0.47%
Securities sold under agreements to repurchase	101,519	82	0.32%	99,897	80	0.32%	116,004	85	0.29%
FHLB advances and other borrowings	280,823	1,825	2.58%	357,102	1,883	2.11%	509,959	1,702	1.32%
Subordinated debentures and subordinated notes payable	108,440	1,341	4.91%	108,398	1,322	4.89%	108,275	1,165	4.27%
Total borrowings	490,782	3,248	2.63%	565,397	3,285	2.33%	734,238	2,952	1.60%
Total interest-bearing liabilities	10,120,702	$23,244	0.91%	10,039,113	$19,745	0.79%	9,625,450	$13,391	0.55%
Noninterest-bearing liabilities	69,505			65,623			84,453
Stockholders' equity	1,825,312			1,796,066			1,740,429
Total liabilities and stockholders' equity	$12,015,519			$11,900,802			$11,450,332
Net interest spread			3.28%			3.46%			3.44%
Net interest income and net interest margin (FTE)		$103,677	3.79%		$106,401	3.97%		$101,794	3.93%
Less: Tax equivalent adjustment		1,687			1,729			2,122
Net interest income and net interest margin - ties to Statements of Comprehensive Income		$101,990	3.73%		$104,672	3.91%		$99,672	3.85%
[1] Annualized for all partial-year periods.
[2] Interest income includes $0.6 million and $0.8 million for the fourth quarter of fiscal year 2018 and 2017, respectively, resulting from accretion of purchase accounting discount associated with acquired loans.

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Net Interest Margin (FTE) (Unaudited)

	Twelve Months Ended
	September 30, 2018			September 30, 2017
	Average Balance	Interest (FTE) ¹	Yield / Cost ²	Average Balance	Interest (FTE) ¹	Yield / Cost ²
	(dollars in thousands)
Assets
Interest-bearing bank deposits	$75,101	$1,376	1.83%	$123,616	$922	0.75%
Investment securities	1,384,632	29,171	2.11%	1,390,453	26,311	1.89%
Non ASC 310-30 loans, net ³	9,106,519	446,386	4.90%	8,581,615	405,080	4.72%
ASC 310-30 loans, net	81,105	11,501	14.18%	114,057	10,801	9.47%
Loans, net	9,187,624	457,887	4.98%	8,695,672	415,881	4.78%
Total interest-earning assets	10,647,357	488,434	4.59%	10,209,741	443,114	4.34%
Noninterest-earning assets	1,160,802			1,154,861
Total assets	$11,808,159	$488,434	4.14%	$11,364,602	$443,114	3.90%
Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$1,809,470			$1,806,491
Interest-bearing deposits	5,990,182	$43,092	0.72%	5,709,863	$25,969	0.45%
Time deposits	1,483,760	17,020	1.15%	1,300,987	9,066	0.70%
Total deposits	9,283,412	60,112	0.65%	8,817,341	35,035	0.40%
Securities sold under agreements to repurchase	108,599	340	0.31%	122,188	384	0.31%
FHLB advances and other borrowings	452,572	8,508	1.88%	525,491	5,437	1.03%
Subordinated debentures and subordinated notes payable	108,378	5,040	4.65%	108,917	4,464	4.10%
Total borrowings	669,549	13,888	2.07%	756,596	10,285	1.36%
Total interest-bearing liabilities	9,952,961	$74,000	0.74%	9,573,937	$45,320	0.47%
Noninterest-bearing liabilities	67,045			88,440
Stockholders' equity	1,788,153			1,702,225
Total liabilities and stockholders' equity	$11,808,159			$11,364,602
Net interest spread			3.40%			3.43%
Net interest income and net interest margin (FTE) ¹		$414,434	3.89%		$397,794	3.90%
Less: Tax equivalent adjustment		6,597			8,599
Net interest income and net interest margin - ties to Statements of Comprehensive Income		$407,837	3.83%		$389,195	3.81%
[1] Annualized for all partial-year periods.
[2] Interest income includes $2.7 million and $4.1 million for the twelve months ended 2018 and 2017, respectively, resulting from accretion of purchase accounting discount associated with acquired loans.

Exhibit 99.1

Non-GAAP Measures and Reconciliation
We rely on certain non-GAAP measures in making financial and operational decisions about our business. We believe that each of the non-GAAP measures presented is helpful in highlighting trends in our business, financial condition and results of operations which might not otherwise be apparent when relying solely on our financial results calculated in accordance with U.S. GAAP. We disclose net interest income and related ratios and analysis on a taxable-equivalent basis, which may also be considered non-GAAP financial measures. We believe this presentation to be the preferred industry measurement of net interest income as it provides a relevant comparison of net interest income arising from taxable and tax-exempt sources. In addition, certain performance measures, including the efficiency ratio and net interest margin utilize net interest income on a taxable-equivalent basis.
In particular, we evaluate our profitability and performance based on our adjusted net income, adjusted earnings per common share, tangible net income and return on average tangible common equity. Our adjusted net income and adjusted earnings per common share exclude the after-tax effect of items with a significant impact to net income that we do not believe to be recurring in nature, (e.g., one-time acquisition expenses as well as the effect of revaluation of deferred taxes). Our tangible net income and return on average tangible common equity exclude the effects of amortization expense relating to intangible assets and related tax effects from the acquisition of us by National Australia Bank Limited ("NAB") and our acquisitions of other institutions. We believe these measures help highlight trends associated with our financial condition and results of operations by providing net income and return information excluding significant nonrecurring items (for adjusted net income and adjusted earnings per share) and based on our cash payments and receipts during the applicable period (for tangible net income and return on average tangible common equity).
We also evaluate our profitability and performance based on our adjusted net interest income, adjusted net interest margin, adjusted interest income on non ASC 310-30 loans and adjusted yield on non ASC 310-30 loans. We adjust each of these four measures to include the current realized gain (loss) of derivatives we use to manage interest rate risk on certain of our loans, which we believe economically offsets the interest income earned on the loans. Similarly, we evaluate our operational efficiency based on our efficiency ratio, which excludes the effect of amortization of core deposit and other intangibles (a non-cash expense item) and includes the tax benefit associated with our tax-advantaged loans.
We evaluate our financial condition based on the ratio of our tangible common equity to our tangible assets and the ratio of our tangible common equity to common shares outstanding. Our calculation of this ratio excludes the effect of our goodwill and other intangible assets. We believe this measure is helpful in highlighting the common equity component of our capital and because of its focus by federal bank regulators when reviewing the health and strength of financial institutions in recent years and when considering regulatory approvals for certain actions, including capital actions. We also believe the ratio of our tangible common equity to common shares outstanding is helpful in understanding our stockholders’ relative ownership position as we undertake various actions to issue and retire common shares outstanding.
Reconciliations for each of these non-GAAP financial measures to the closest GAAP financial measures are included in the tables below. Each of the non-GAAP measures presented should be considered in context with our GAAP financial results included in this release.

GREAT WESTERN BANCORP, INC.
Reconciliation of Non-GAAP Measures (Unaudited)

	At or for the twelve months ended:		At or for the three months ended:
	September 30, 2018	September 30, 2017	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
	(dollars in thousands except share and per share amounts)
Adjusted net income and adjusted earnings per common share:
Net income - GAAP	$157,916	$144,786	$42,281	$45,874	$40,532	$29,230	$37,662
Add: Acquisition expenses, net of tax	—	440	—	—	—	—	—
Add: Deferred taxes revaluation	13,586	—	—	—	—	13,586	—
Adjusted net income	$171,502	$145,226	$42,281	$45,874	$40,532	$42,816	$37,662

Weighted average diluted common shares outstanding	59,131,650	59,029,382	59,122,699	59,170,058	59,146,117	59,087,729	58,914,144
Earnings per common share - diluted	$2.67	$2.45	$0.72	$0.78	$0.69	$0.49	$0.64
Adjusted earnings per common share - diluted	$2.90	$2.46	$0.72	$0.78	$0.69	$0.72	$0.64

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Reconciliation of Non-GAAP Measures (Unaudited)

	At or for the twelve months ended:		At or for the three months ended:
	September 30, 2018	September 30, 2017	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
	(dollars in thousands except share and per share amounts)
Tangible net income and return on average tangible common equity:
Net income - GAAP	$157,916	$144,786	$42,281	$45,874	$40,532	$29,230	$37,662
Add: Amortization of intangible assets, net of tax	1,460	2,044	343	366	376	376	380
Tangible net income	$159,376	$146,830	$42,624	$46,240	$40,908	$29,606	$38,042

Average common equity	$1,788,153	$1,702,225	$1,825,312	$1,796,066	$1,770,117	$1,761,127	$1,740,429
Less: Average goodwill and other intangible assets	747,513	749,393	746,900	747,294	747,716	748,144	748,571
Average tangible common equity	$1,040,640	$952,832	$1,078,412	$1,048,772	$1,022,401	$1,012,983	$991,858

Return on average common equity *	8.8%	8.5%	9.2%	10.2%	9.3%	6.6%	8.6%
Return on average tangible common equity **	15.3%	15.4%	15.7%	17.7%	16.2%	11.6%	15.2%
* Calculated as net income - GAAP divided by average common equity. Annualized for partial-year periods.
** Calculated as tangible net income divided by average tangible common equity. Annualized for partial-year periods.

Adjusted net interest income and adjusted net interest margin (fully-tax equivalent basis):
Net interest income - GAAP	$407,837	$389,195	$101,990	$104,672	$100,553	$100,622	$99,672
Add: Tax equivalent adjustment	6,597	8,599	1,687	1,729	1,616	1,565	2,122
Net interest income (FTE)	414,434	397,794	103,677	106,401	102,169	102,187	101,794
Add: Current realized derivative gain (loss)	(5,365)	(14,395)	(419)	(830)	(1,640)	(2,476)	(2,714)
Adjusted net interest income (FTE)	$409,069	$383,399	$103,258	$105,571	$100,529	$99,711	$99,080

Average interest-earning assets	$10,647,357	$10,209,741	$10,857,168	$10,748,078	$10,571,300	$10,412,882	$10,283,401
Net interest margin (FTE) *	3.89%	3.90%	3.79%	3.97%	3.92%	3.89%	3.93%
Adjusted net interest margin (FTE) **	3.84%	3.76%	3.77%	3.94%	3.86%	3.80%	3.82%
* Calculated as net interest income (FTE) divided by average interest earning assets. Annualized for partial-year periods.
** Calculated as adjusted net interest income (FTE) divided by average interest earning assets. Annualized for partial-year periods.

Adjusted interest income and adjusted yield (fully-tax equivalent basis), on non ASC 310-30 loans:
Interest income - GAAP	$439,789	$396,481	$115,284	$112,760	$106,811	$104,935	$102,998
Add: Tax equivalent adjustment	6,597	8,599	1,687	1,729	1,616	1,565	2,122
Interest income (FTE)	446,386	405,080	116,971	114,489	108,427	106,500	105,120
Add: Current realized derivative gain (loss)	(5,365)	(14,395)	(419)	(830)	(1,640)	(2,476)	(2,714)
Adjusted interest income (FTE)	$441,021	$390,685	$116,552	$113,659	$106,787	$104,024	$102,406

Average non ASC 310-30 loans	$9,106,519	$8,581,615	$9,299,318	$9,220,931	$9,064,899	$8,840,929	$8,728,514
Yield (FTE) *	4.90%	4.72%	4.99%	4.98%	4.85%	4.78%	4.78%
Adjusted yield (FTE) **	4.84%	4.55%	4.97%	4.94%	4.78%	4.67%	4.65%
* Calculated as interest income (FTE) divided by average loans. Annualized for partial-year periods.
** Calculated as adjusted interest income (FTE) divided by average loans. Annualized for partial-year periods.

Efficiency ratio:
Total revenue - GAAP	$481,446	$452,409	$121,245	$123,611	$119,295	$117,296	$114,412
Add: Tax equivalent adjustment	6,597	8,599	1,687	1,729	1,616	1,565	2,122
Total revenue (FTE)	$488,043	$461,008	$122,932	$125,340	$120,911	$118,861	$116,534

Noninterest expense	$231,425	$216,643	$59,550	$57,863	$59,144	$54,868	$55,332
Less: Amortization of intangible assets	1,662	2,358	394	416	426	426	430
Tangible noninterest expense	$229,763	$214,285	$59,156	$57,447	$58,718	$54,442	$54,902

Efficiency ratio *	47.1%	46.5%	48.1%	45.8%	48.6%	45.8%	47.1%
* Calculated as the ratio of tangible noninterest expense to total revenue (FTE).

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Reconciliation of Non-GAAP Measures (Unaudited)

	At or for the twelve months ended:		At or for the three months ended:
	September 30, 2018	September 30, 2017	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
	(dollars in thousands except share and per share amounts)
Tangible common equity and tangible common equity to tangible assets:
Total stockholders' equity	$1,840,551	$1,755,000	$1,840,551	$1,816,741	$1,788,698	$1,767,873	$1,755,000
Less: Goodwill and other intangible assets	746,735	748,397	746,735	747,129	747,545	747,971	748,397
Tangible common equity	$1,093,816	$1,006,603	$1,093,816	$1,069,612	$1,041,153	$1,019,902	$1,006,603

Total assets	$12,116,808	$11,690,011	$12,116,808	$12,009,048	$11,992,317	$11,806,581	$11,690,011
Less: Goodwill and other intangible assets	746,735	748,397	746,735	747,129	747,545	747,971	748,397
Tangible assets	$11,370,073	$10,941,614	$11,370,073	$11,261,919	$11,244,772	$11,058,610	$10,941,614

Tangible common equity to tangible assets	9.6%	9.2%	9.6%	9.5%	9.3%	9.2%	9.2%

Tangible book value per share:
Total stockholders' equity	$1,840,551	$1,755,000	$1,840,551	$1,816,741	$1,788,698	$1,767,873	$1,755,000
Less: Goodwill and other intangible assets	746,735	748,397	746,735	747,129	747,545	747,971	748,397
Tangible common equity	$1,093,816	$1,006,603	$1,093,816	$1,069,612	$1,041,153	$1,019,902	$1,006,603

Common shares outstanding	58,917,147	58,834,066	58,917,147	58,911,563	58,896,189	58,896,189	58,834,066
Book value per share - GAAP	$31.24	$29.83	$31.24	$30.84	$30.37	$30.02	$29.83
Tangible book value per share	$18.57	$17.11	$18.57	$18.16	$17.68	$17.32	$17.11

GREAT WESTERN BANCORP, INC.
Media Contact:
Ann Nachtigal, 605-988-9217
ann.nachtigal@greatwesternbank.com
Investor Relations Contact:
Peter Chapman, 605-373-3198
peter.chapman@greatwesternbank.com